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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): February 23, 2001



                                  Advanta Corp.
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             (Exact name of registrant as specified in its charter)



          Delaware                      0-14120                   23-1462070
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(State or other jurisdiction        (Commission File        (IRS Employer
 of incorporation)                   Number)                 Identification No.)



Welsh and McKean Roads, P.O. Box 844, Spring House, PA                   19477
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(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code: (215) 657-4000
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Form 8-K                         Advanta Corp.
February 23, 2001

ITEM 5.       OTHER EVENTS

On February 23, 2001 Advanta Corp. (the "Company" or "Advanta") announced that the Company expects its 2001 fiscal year operating earnings from Business Card and Advanta Partners to be approximately $1.41 per diluted share. The Company also reiterated that it will increase focus on its profitable business credit card business, already one of the nation's largest issuers of MasterCard business credit cards, as it completes the sale of its Mortgage business during the first quarter of 2001. The Company anticipates book value per share of $16.00 to $17.00 after completion of the strategic alternatives process and related restructuring and other charges at March 31, 2001.

Advanta management held a conference call with analysts and institutional investors on February 23, 2001, at 9:00 am Eastern time. The call was broadcast simultaneously for the public over the Internet through http://www.advanta.com or http://www.vcall.com. For those unable to listen to the live broadcast, replays are available on the Vcall site.

Advanta (http://www.advanta.com) is a highly focused financial services company with over 2,600 employees, servicing approximately $20 billion of assets, including approximately $12 billion in managed assets and approximately $8 billion in assets serviced for third parties. Advanta has been providing financial services to consumers and small businesses since 1951.

Advanta leverages its first-class direct marketing and information based expertise to develop state-of-the-art data warehousing and statistical modeling tools that identify potential customers and new target markets. Over the past five years, it has used these distinctive capabilities to become one of the nation's largest issuers of MasterCard business credit cards to small businesses. Advanta also created one of the first automated underwriting and sales engines used in the non-conforming mortgage industry.

During the 2001 Earnings Guidance Conference Call, Advanta management indicated the following:

- Advanta has reached an agreement with FleetBoston and certain of its subsidiaries ("Fleet"), with regard to Fleet's attempt to block the previously announced sale of Advanta's mortgage business to Chase Manhattan Mortgage Corp. The effect of the agreement is that Fleet's motion for an injunction is moot and the case will be dismissed. The agreement is subject to Court approval and final documentation, both of which are expected. Under the agreement, Advanta will fund a portion of its reserve in connection with its long-standing litigation with Fleet in the amount of $70 million.
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Form 8-K                       Advanta Corp.
February 23, 2001

- Management indicated that the Company anticipated the liquidation of its $60 million to $70 million net investment in its insurance joint venture and a reduction of approximately $50 million in capital needed to support the Leasing business during 2001. Management is considering the possibility of a redemption of a portion of the Company's mandatorily redeemable preferred securities or a partial stock buyback with a portion of the proceeds from these liquidity events.

- Management anticipates 2001 operating earnings from Business Card and Advanta Partners to be approximately $1.41 per diluted share, representing an after tax return on average managed receivables for 2001 of 1.8%. Management anticipates that the after tax return from these continuing businesses will increase to approximately 2.4% for the fourth quarter of 2001, representing $0.50 per diluted share or slightly higher. Management also indicated that these operating earnings do not include the net interest expense associated with excess liquidity that will be reduced during 2001.

- Management anticipates an after tax return on managed receivables from Business Cards of 1.9% for 2001 increasing to 2.5% for the fourth quarter of 2001. Management reviewed the Business Card profit model for 2001, indicating that revenues net of interest expense are anticipated to be between 19.3% and 19.7% of average managed receivables. For 2001, management anticipates net credit losses will be between 6.9% and 7.2% of average managed receivables and operating expenses are expected to be approximately 8.8% of average managed receivables. Management indicated that the higher after tax return on average managed receivables for the fourth quarter of 2001 reflects an anticipated reduction in pretax operating expenses of 50 basis points as a percent of average managed receivables reflecting leveraging of fixed operating expenses and an increase in pretax revenues of 20 to 30 basis points.

- Management indicated that the Company anticipated having Parent liquidity of $350 million to $400 million after the sale of the mortgage business and after paying off all institutional medium term notes. Management indicated that a modest portion of its liquidity would be pledged for general corporate purposes and for the item above associated with Fleet. Also, the Company anticipates promptly reducing a significant portion of the retail notes.

This Press Release and the 2001 Earnings Guidance Conference Call contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The most significant among these risks and uncertainties are: (1) the Company's managed net interest margin; (2) competitive pressures; (3) factors that affect the level of delinquencies and charge-offs, including a deterioration of general economic conditions; (4) interest rate fluctuations; (5) the level of expenses;
(6) the timing of the securitizations of the Company's receivables; (7) factors affecting the value of investments held by the Company; (8) the effects of government regulation, including restrictions and limitations
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Form 8-K                      Advanta Corp.
February 23, 2001

imposed by banking laws, regulators, examinations, and the agreements between the Company's bank subsidiaries and their regulators; (9) relationships with significant vendors, business partners and customers; (10) the amount and cost of financing available to the Company; (11) the ratings on the debt of the Company and its subsidiaries; (12) the ability to attract and retain key personnel and customers; (13) the timing and closing of the sale of the Mortgage business; (14) factors affecting the final purchase price of the sale of the Mortgage business; (15) the approval of the sale by regulatory agencies and Advanta shareholders; and (16) factors affecting the ultimate amount of restructuring and other related charges associated with the conclusion of the strategic alternative process for the Mortgage and Leasing businesses. Additional risks that may affect the Company's future performance are detailed in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.
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Form 8-K                          Advanta Corp.
February 23, 2001


                                   SIGNATURES


              Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                     Advanta Corp.


                                     By: /s/ Elizabeth H. Mai
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                                        Elizabeth H. Mai, Senior Vice President,
                                        Secretary and General Counsel



February 25, 2001